Exhibit 10.1

Execution Copy

STOCK REPURCHASE AND EXCHANGE AGREEMENT

THIS STOCK REPURCHASE AND EXCHANGE AGREEMENT (the “Agreement”), dated as of May 9, 2007, is by and between B&G FOODS, INC., a Delaware corporation (the “Company”), and the holders of Class B common stock listed on Schedule A hereto (each, a “Holder” and collectively, the “Holders.”)

Background

A.            Each Holder owns the number of shares listed opposite his, her or its name on Schedule A (the “Shares”) of the Class B common stock, par value $0.01 per share, of the Company (the “Class B common stock”).

B.            Each Holder has requested that the Company (i) repurchase all or a portion of such Holder’s Shares from the Holder (the “Purchase Shares”) and (ii) exchange the Holder’s remaining Shares (the “Exchange Shares”) for the same number of shares of the Class A common stock, par value $0.01 per share, of the Company (the “Class A common stock”), all as set forth on Schedule A.

C.            The Company proposes to sell shares of its Class A common stock in an underwritten public offering (the “Offering”) and intends to use a portion of the proceeds from the Offering to repurchase the Purchase Shares.

D.            The Company and the Holders are parties to the Second Amended and Restated Securities Holders Agreement, dated as of October 14, 2004 (the “Securities Holders Agreement”).

E.             The Company and Bruckmann, Rosser, Sherrill & Co., Inc. (“BRSI”) are parties to the Amended and Restated Transaction Services Agreement, dated as of September 30, 2004 (the “Transaction Services Agreement”).

F.             Concurrent with the Company’s initial public offering of its Enhanced Income Securities in October 2004, B&G Foods Holdings Corp. merged with and into the Company, with the Company as survivor of such merger.

G.            The Company and the Holders desire to terminate the Securities Holders Agreement.

H.            The Company and BRSI desire to terminate the Transaction Services Agreement.

I.              The Holders who have requested that the Company repurchase the Purchase Shares from such Holders (each, a “Selling Holder” and collectively, the “Selling Holders”) desire to sell their Purchase Shares to the Company and the Company desires to purchase such Purchase Shares from such Selling Holders upon the terms and conditions specified herein.

J.             The Holders who have requested that the Company exchange the Exchange Shares into shares of Class A common stock (each, an “Exchanging Holder” and collectively, the “Exchanging Holders”) desire to exchange their Exchange Shares for an equal number of shares of Class A common stock and the Company desires to exchange an equal number of shares of Class A common stock for the Exchange Shares upon the terms and conditions specified herein.

Terms

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Purchase and Sale of the Purchase Shares.  Each Selling Holder agrees to sell to the Company, and the Company agrees to purchase from each Selling Holder, such Selling Holder’s Purchase Shares for an aggregate purchase price (the “Purchase Price”) of the number of Purchase Shares set forth on Schedule A multiplied by the dollar amount included in the “Per Share” row and the “Proceeds to B&G Foods” column in the table on the front cover of the final prospectus supplement to be filed in connection with the Offering (the “Prospectus Supplement”).

2.             Exchange of the Exchange Shares.

a.             Each Exchanging Holder agrees to surrender to the Company its Exchange Shares, and the Company agrees to provide to such Exchanging Holder the number of shares of Class A common stock equal to the Exchange Shares surrendered.

b.             Each Exchanging Holder agrees to enter into a lock-up agreement with the underwriters as described in the Prospectus Supplement substantially in the form provided to such Exchanging Holder prior to the date hereof (the “Lock-Up Agreement”) whereby such Exchanging Holder will agree not to directly or indirectly, offer, sell or otherwise dispose of any shares of Class A common stock for a period of 180 days from the date of the Prospectus Supplement.

3.             Closing.  The purchase and sale of the Purchase Shares and the exchange of the Exchange Shares for an equal number shares of Class A common stock (the “Closing”) as well as the payment of all amounts described in Section 1 hereof shall occur and shall be deemed to have occurred simultaneously in all respects and shall take place on the date of the consummation of the Offering (the “Closing Date”), unless another date is agreed to by the parties hereto.  Notwithstanding the foregoing, in the event that the dollar amount in the “Per Share” row and the “Price to Public” column in the table on the front cover of the Prospectus Supplement (the “Offering Price”) is less than $12.00, no party to this Agreement shall be obligated to consummate the sale or exchange transactions set forth in this Agreement.

4.             Representations and Warranties of the Holders.  Each Holder hereby represents and warrants to the Company that:

a.             Such Holder is the sole record and beneficial owner of the Shares listed opposite his, her or its name on Schedule A, free and clear of any and all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatever nature (other than restrictions under the Securities Act of 1933, as amended, and state securities laws).  Other than this Agreement, there are no options, warrants, rights, contracts, calls, puts or other agreements or commitments to which such Holder is a party providing for the acquisition or disposition of any of the Shares held by such Holder.

b.             This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Holder.  Such Holder has the full legal right, power and authority to enter into this Agreement and to perform such Holder’s obligations hereunder, without the need for the consent of any other person or entity other than those consents which have been obtained.

c.             This Agreement has been duly and validly executed and delivered by such Holder and constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms.

d.             Such Holder has no other present or future right or interest in or to any shares of Class B common stock, other than such Holder’s ownership of the Shares.

e.             Giving effect to the Closing, the Company has acquired hereby good and valid title to such Holder’s Shares, free and clear of any and all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances.

f.              (1) Such Holder has reviewed the Registration Statement, the prospectus supplements and free writing prospectuses, if any, filed by the Company with respect to the Offering, (2) by reason of his, her or its business and financial experience, and the business and financial experience of his, her or its advisors, together with such advisers, such Holder has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the sale and/or exchange of the Shares, and (3) such Holder believes he, she or it has reviewed sufficient information about the Company and the Offering to enable such Holder to make an informed decision with respect to his, her or its sale and/or exchange of the Shares.

g.             Such Holder acknowledges that (1) the issuance of any shares of Class A common stock to be exchanged for the Exchange Shares will be made pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, (2) any further sale or transfer of the shares of Class A common stock to be exchanged for the Exchange Shares will be subject to the registration requirements of the Securities Act of 1933 or an exemption therefrom and (3) at the Closing, the shares of Class A common stock exchanged for the Exchange Shares will contain a restrictive legend.

h.             Such Holder is not making any other representations, express or implied, with respect to such Holder, the Shares or the transactions contemplated hereby, except as otherwise set forth in this Section 4.

5.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holders that:

a.             Giving effect to the Closing, the Exchanging Holders have acquired hereby good and valid title to the shares of Class A common stock issuable upon tender of the Exchange Shares, free and clear of any and all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances, except for restrictions under the federal securities laws.  The Class A common stock issuable upon tender of the Exchange Shares has been duly reserved for issuance by the Company.

b.             This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.  The Company has the full legal right, power and authority to enter into this Agreement and to perform the Company’s obligations hereunder, without the need for the consent of any other person or entity other than those consents which have been obtained.

c.             This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

d.             The Company is not making any other representations, express or implied, with respect to the Company, the shares of Class A common stock to be issued hereunder or the transactions contemplated hereby, except as otherwise set forth in this Section 5.

6.             Conditions of the Company’s Obligations at Closing.  The obligations of the Company under Section 1 and Section 2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

a.             Consummation of the Offering.  The Offering shall have consummated with an Offering Price of at least $12.00.

b.             Representations and Warranties.  The representations and warranties of each Holder contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

c.             Share Certificates.  The Company shall have received from each Holder one business day prior to the Closing Date either one or more certificates evidencing such Holder’s Shares, accompanied by a stock power duly executed in blank, or a certification of lost certificate(s) and indemnification.

d.             Wire Transfer Instructions.  At least two (2) days prior to the Closing, each Holder shall have designated in writing to the Company the account to which his, her or its respective payment set forth in Section 1 shall be made.

e.             Listing.  The Class A common stock shall have been approved for listing on the New York Stock Exchange or any other national securities exchange, subject only to official notice of issuance.

f.              Lock-Up Agreement.  Each Exchanging Holder shall have delivered an executed Lock-Up Agreement to the Company one business day prior to the Closing Date.

7.             Conditions of each Holder’s Obligations at Closing.  The obligations of each Holder under Section 1 and Section 2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

a.             Consummation of the Offering.  The Offering shall have consummated with an Offering Price of at least $12.00.

b.             Representations and Warranties.  The representations and warranties of the Company contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

c.             Delivery of the Purchase Price or Shares of Class A Common Stock.

(1)           The Company shall have delivered to each Selling Holder the Purchase Price and the Company shall collectively have acquired and paid for each Selling Holders’ Purchase Shares at the Closing.
(2)           The Company shall have delivered to each Exchanging Holder the number of shares of Class A common stock equal to the Exchange Shares of such Exchanging Holder.

d.             Listing.  The Class A common stock shall have been approved for listing on the New York Stock Exchange or any other national securities exchange, subject only to official notice of issuance.

8.             Termination of Agreements.  Concurrently with the Closing, the Securities Holders Agreement (including the registration rights contained therein) and the Transaction Services Agreement shall each terminate and be of no further force and effect.

9.             Indemnification.  Each Holder shall indemnify, defend, save and hold harmless the Company and its successors and assigns from and against any and all damages, claims, losses, liability, demands, fines, judgments, and fees (including reasonable attorneys’ fees) arising from or relating to such Holder’s breach of any representation, warranty or covenant contained herein.

10.           Notices, etc.          All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered in person or by electronic facsimile or mailed, certified or registered mail with postage prepaid or by overnight courier:

If to the Company, to:

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
Attention:	Scott E. Lerner
Executive Vice President,
General Counsel and Secretary
Facsimile:	(973) 630-6550

If to a Holder, to the address set forth in the books and records of the transfer agent for the Company’s Class B common stock.

11.           Survival of Representations and Warranties; Limitation of Actions.  All representations and warranties contained herein and in any certificate, documentation or agreement delivered pursuant hereto shall survive the execution and delivery of this Agreement, the sale of the Purchase Shares and payment therefor and the exchange of Class A common stock for the Exchange Shares, as provided for in this Agreement.

12.           Termination.  This Agreement may be terminated at any time prior to the Closing by the Holders or the Company if the Offering shall not have been consummated prior to July 31, 2007.

13.           Governing Law.  The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law, except to the extent that Delaware law shall be mandatorily applicable.

14.           Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  Unless otherwise specified, section references herein refer to sections of this Agreement and schedules refer to schedules attached hereto.

15.           No Third-Party Beneficiaries; Assignment.  This Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and permitted assigns.  No party may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written consent of the other parties hereto.

16.           Fees and Expenses.  The parties hereby agree that each of the parties hereto shall bear its fees and expenses incurred in connection with this Agreement, including without limitation all legal and accounting fees and expenses.

17.           Amendment; Waiver.  This Agreement may be amended or modified only by an instrument in writing signed by the parties hereto.  No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

18.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations and writings with respect to such subject matter.

19.           Counterparts.  This Agreement may be executed in two or more counterparts by facsimile signature, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

B&G FOODS, INC.

By:	/s/ Robert C. Cantwell
Name:	Robert C. Cantwell
Title:	Executive Vice President

BRUCKMANN, ROSSER, SHERRILL & CO., L.P.
By:	BRS Partners, Limited Partnership, the general partner
By:	BRSE Associates, Inc., its general partner

By:	/s/ Stephen C. Sherrill
Name:	Stephen C. Sherrill
Title:	Executive Vice President

MORNING STREET PARTNERS, L.P.
By:	Morning Street Associates, LLC, its general partner

By:	/s/ Paul Misir
Name:	Paul Misir
Title:	Managing Partner

PROTOSTAR EQUITY PARTNERS, L.P.
By:	Protostar Equity Advisors, LLC, its general partner

By:	/s/ Joseph Haviv
Name:	Joseph Haviv
Title:

*
Bruce C. Bruckmann

*
Harold O. Rosser II

/s/ Stephen C. Sherrill
Stephen C. Sherrill

*
Polly Bruckmann for Estate of Donald Bruckmann

*
Thomas J. Baldwin

*
H. Virgil Sherrill

*
Nancy Zweng

*
Paul D. Kaminski

*
Polly Bruckmann

*
Elizabeth McShane

*
Beverly Place

BCB PARTNERSHIP
By:	Bruce C. Bruckmann, General Partner
By:	*
Name:	Bruce C. Bruckmann
Title:	General Partner

NAZ PARTNERSHIP
By:	Nancy Zweng, General Partner
By:	*
Name:
Title:

IRA FBO PAUL D. KAMINSKI
DB Securities Inc., as Custodian
By:	Paul D. Kaminski
By:	*
Name:
Title:

*By:	/s/ Stephen C. Sherrill
Stephen C. Sherrill
Attorney-in-Fact

/s/ Ellen S. Polaner
Ellen Polaner as trustee under the indenture for
Leonard Polaner dated March 9, 1998
for the benefit of Steven Polaner

/s/ Ellen S. Polaner
Ellen Polaner as trustee under the indenture for
Leonard Polaner dated March 9, 1998
for the benefit of Doug Polaner

/s/ Ellen S. Polaner
Ellen Polaner as trustee under the indenture for
Leonard Polaner dated March 9, 1998
for the benefit of Max Polaner

/s/ David L. Wenner
David L. Wenner

/s/ Robert C. Cantwell
Robert C. Cantwell

/s/ James Brown
James Brown

/s/ David Burke
David Burke

/s/ Albert Soricelli
Albert Soricelli

Solely for purposes of terminating the Transaction Services Agreement:

BRUCKMANN, ROSSER, SHERRILL & CO., INC.

By:	/s/ Stephen C. Sherrill
Name:	Stephen C. Sherrill
Title:	Managing Director

Schedule A

SELLING HOLDERS

Name	Purchase Shares
Bruckmann, Rosser, Sherrill & Co., L.P.	5,196,166
Bruce C. Bruckmann	105,219
Harold O. Rosser II	21,139
Stephen C. Sherrill	108,514
H. Virgil Sherrill	70,453
Nancy Zweng	4,229
BCB Partnership	6,061
NAZ Partnership	2,925
Paul D. Kaminski	5,122
IRA FBO Paul Kaminski, DB Securities Inc. as Custodian	5,122
Elizabeth McShane	1,647
Beverly Place	1,647
Polly Bruckmann	14,090
Morning Street Partners, L.P.	546,295
Protostar Equity Partners, L.P.	182,098
David L. Wenner	76,917
Robert C. Cantwell	76,917
James H. Brown	76,917
David H. Burke	107,143
Albert J. Soricelli	76,917
Ellen Polaner as trustee under the indenture for Leonard Polaner dated March 9, 1998 for the benefit of Steven Polaner	25,639
Ellen Polaner as trustee under the indenture for Leonard Polaner dated March 9, 1998 for the benefit of Doug Polaner	25,639
Ellen Polaner as trustee under the indenture for Leonard Polaner dated March 9, 1998 for the benefit of Max Polaner	25,639
Total	6,762,455

EXCHANGING HOLDERS

Name	Exchange Shares
David L. Wenner	137,369
Robert C. Cantwell	137,369
James H. Brown	137,369
David H. Burke	107,143
Albert J. Soricelli	137,369
Ellen Polaner as trustee under the indenture for Leonard Polaner dated March 9, 1998 for the benefit of Steven Polaner	45,789
Ellen Polaner as trustee under the indenture for Leonard Polaner dated March 9, 1998 for the benefit of Doug Polaner	45,790
Ellen Polaner as trustee under the indenture for Leonard Polaner dated March 9, 1998 for the benefit of Max Polaner	45,790
Total	793,988